F970613000200

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MICROWAVE FILTER COMPANY, INC.

Under Section 805 of the Business Corporation Law.

We, the undersigned, the President of Microwave Filter Company, Inc., and Secretary, respectively, hereby certify:

1. The name of the Corporation is MICROWAVE FILTER COMPANY, INC.
2. The Certificate of Incorporation was filed with the Department of State on the 26th day of September, 1967 under the name, MICROWAVE FILTER COMPANY, INC.
3. The following is adopted as a new Section 6 of the Certificate of Incorporation:

6. **NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS**

A. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this section of the Certificate of Incorporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the Certificate of Incorporation.

B. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph A of this section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such

meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

C. Notwithstanding anything in the second sentence of paragraph B of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement of the Corporation naming all of the nominees for Director or specifying the size of the

increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this section of the Certificate of Incorporation shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

D. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in the Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for the election to such positions(s) as specified in the Corporation's notice of meetings, if the shareholder's notice required by paragraph B of this section shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 90th day prior to such special

meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event, shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of shareholders notice.

E. Only such persons who are nominated in accordance with procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Certificate of Incorporation and, if any proposed nomination or business is not in compliance with this section to declare that such defective proposal or nomination shall be disregarded.

F. For purposes of the Certificate of Incorporation "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 15 or 15(d) of the Exchange Act.

G. Notwithstanding the foregoing provisions of this section a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

4. The following is adopted as a new Section 7 of the Certificate of Incorporation:

7. INDEMNIFICATION AND INSURANCE

A. The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of the corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or nonprofit (any such entity, other than the corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such process being hereinafter referred to as a "Proceeding"), by reason of the fact that such

person, such person's testator or intestate (i) is or was a Director or Officer of the corporation, or (ii) while serving as a Director or Officer of the corporation, is or was serving, at the request of the corporation, as a Director, Officer, or in any other capacity , in any other Enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in paragraph B below.

B. No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the corporation, or a Director or Officer of the corporation, other than to enforce the terms of this section, unless such Proceeding was authorized by the Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the corporation has consented to such settlement or compromise.

C. Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the corporation as soon as practical. The corporation shall then be permitted to participate in the defense of any such Proceeding

or, unless conflicts of interest or position exist between such person and the corporation in the conduct of such defense, to assume such defense. In the event that the corporation assumes the defense of any such proceeding, legal counsel selected by the corporation shall be acceptable to such person. After such an assumption, the corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the corporation. In the event that the corporation participates in the defense of any such Proceeding, such person may select counsel to represent such person in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

D. In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the corporation shall have the burden of proving the contrary.

E. The corporation shall indemnify any employee and agent to the extent such person shall be entitled to indemnification by law by reason of being successful on the merits or otherwise in defense of any action to which such person is named a party by reason of being an employee or other agent of the corporation, and the corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

F. Notwithstanding anything to the contrary in this Certificate of Incorporation, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

G. The corporation may, as the Board of Directors may direct, purchase and maintain such insurance on behalf of any person who is or at anytime has been a Director, Officer, employee or other agent of in a similar capacity with the corporation, or who is or at any time has been, at the direction or request of the corporation, a Director, Trustee, Officer, President, Manager, Advisor, or other agent of Enterprise against any liability asserted against and incurred by such person.

H. Except in the case of a Proceeding against a Director or Officer specifically approved by the Board of Directors, the corporation shall, subject to Paragraphs A through G above, pay all expenses incurred by or on behalf of a Director or Officer in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the corporation, from time to time of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part of all of such expenses.

I. The rights to indemnification and advancement of expenses granted by or pursuant to this section 7 of the Certificate of Incorporation: (a) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, bylaw, resolution of shareholders or directors or agreement; (b) shall be deemed to constitute contractual obligations of the corporation, only to any Director or Officer who is serving in a capacity referred to in Paragraph A at any time after the Effective Date of this Section 7 of the Certificate of Incorporation which shall be April 4, 1996 and upon compliance with Section 725 of the NY Business Corporation Law; (c) shall continue to exist after the repeal or modification of Article XII of the Bylaws or this section 7 of the Certificate of Incorporation with respect to events occurring after the Effective Date; and (d) shall continue as to a person who has ceased to be a Director or Officer after the Effective Date and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of this section 7 of the Certificate of Incorporation to require the corporation to indemnify the persons referred to herein for aforementioned judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provision of bylaws, and the indemnification required by this section shall not be limited by the absence of any express recital of such circumstance.

5. The following is adopted as a new Section 8 of the Certificate of Incorporation:

8. **DIRECTORS' LIABILITY**

To the fullest extent permitted by the New York Business Corporation Law as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

6. The following is adopted as a new Section 9 of the Certificate of Incorporation:

9. **SHAREHOLDER VOTE REQUIRED TO ALTER, AMEND OR REPEAL**

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two thirds (2/3) of the outstanding shares entitled to vote in the election of Directors shall be required to alter, amend or repeal this Certificate of Incorporation or Section 3 of Article II, and Sections 2, 3, 4 and 5 of Article IV of the Bylaws.

7. The above amendments to the Certificate of Incorporation were authorized by the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 9TH day of June, 1997, by the undersigned who affirms that the statements made herein are true under penalties of perjury.

CARL FAHRENKRUG, PRESIDENT

MILO PETERSON, SECRETARY

STATE OF NEW YORK)

COUNTY OF ONONDAGA) SS:

CITY OF SYRACUSE)

I, CARL FAHRENKRUG, being duly sworn, depose and state that I am the President of Microwave Filter Company, Inc., the corporation named in and described in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to matters therein stated to be alleged upon information and belief, and as to those matters, I believe them to be true.

Carl Fahrenkrug, President

CARL FAHRENKRUG

Sworn to before me this

9TH day of June, 1997.

Kathleen V. LaVigne

NOTARY PUBLIC

KATHLEEN V. LaVIGNE
[illegible] State of New York
[illegible] go County No. 4736837
My Commission Expires 6/30/99

970613000220

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MICROWAVE FILTER COMPANY, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Richard Jones

Microwave Filter Company, Inc.

6743 Kinne Street

East Syracuse, New York 13057

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 13 1997
TAX $
BY:

14

970613000228